Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of SDN Bancorp dated December 11, 1995.

Yours truly,



Deloitte & Touch, LLP /s/
Deloitte & Touch. LLP